Exhibit 10.2

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

UNDER THE LE@P TECHNOLOGY, INC.

2006 STOCK OPTION PLAN

THIS STOCK OPTION AWARD AGREEMENT, is made as of October 31, 2006 (this “Agreement”), between LE@P TECHNOLOGY, INC., a Delaware corporation (the “Company”), and DR. DONALD J. CIAPPENELLI (the “Optionee”),

WHEREAS, the Corporation and the Optionee entered into an Employment Agreement, dated as of October 31, 2006 (the “Employment Agreement”), pursuant to which the Optionee is being appointed as a Director and the Chief Executive Officer of the Company;

WHEREAS, the Company has determined to grant the Optionee a nonqualified stock option to purchase shares of common stock, par value $0.01 per share, of the Company (“Stock”), under the Company’s 2006 Stock Option Plan (the “Plan”).

NOW THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

1.            Grant. The Company hereby grants an option (the “Option”) to purchase from the Company up to, but not exceeding, in the aggregate, 2,775,350 shares (the “Underlying Shares”) of Stock at $0.079 per share (the “Option Price”). By executing this Agreement, the Optionee acknowledges that he has received a copy of, and is familiar with the terms of, the Plan, which is incorporated herein by reference. Any capitalized terms not defined herein shall have the same meanings assigned to them in the Plan.

2.            Nonqualified Stock Option. The Option shall not be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

3.            Vesting; Term. Subject to the terms of the Plan and the other terms of this Agreement regarding the exercisability of the Option, the Option shall vest and be exercisable as follows: (i) 925,117 Underlying Shares shall vest and be exercisable on the Effective Date (as defined in the Employment Agreement); (ii) 925,117 Underlying Shares shall vest and be exercisable on the second anniversary of the Effective Date; and (iii) 925,116 Underlying Shares shall vest and be exercisable on the third anniversary of the Effective Date. The Option shall cease to be exercisable on the tenth anniversary of the date hereof (the “Expiration Date”).

4.            Exercise of Option. Once vested in accordance with the foregoing, unexercised Options shall remain exercisable until the Option terminates in accordance with the terms of Sections 4(b), 4(c), 4(d), 4(e) or 5 hereof.

(a)   In the event the Optionee’s service as a Chief Executive Officer of the Company shall terminate for any reason other than for Cause (as defined in the Employment Agreement), death, Disability (as defined in the Employment Agreement) or retirement, the Optionee may exercise the Option at any time within a period of thirty (30) days, but only to the extent that the Optionee may be entitled to do so at the date of termination, except as may otherwise be determined by the Committee.

(b)   In the event the Optionee’s service as a Chief Executive Officer of the Company shall terminate for Cause, the Option shall cease to be exercisable from and after the date of termination, except as may otherwise be determined by the Committee. The Committee shall determine in its sole discretion when notice of termination for Cause was given and whether termination was for Cause.

(c)   In the event of the death of the Optionee, the Option may be exercised, notwithstanding any installment schedule otherwise applicable to the Option, by the person or persons to whom the Optionee’s rights under the Option pass by will or applicable law or, if no such person has such right, by his executors or administrators, at any time within a period of one (1) year from the date of such death, but in no event beyond the Expiration Date.

(d)   In the event the Optionee’s service as a Chief Executive Officer of the Company shall terminate because of Disability or retirement, the Optionee (or the Optionee’s legal representative or legal representative of the Optionee’s estate if the Optionee dies after termination) may exercise the Option, notwithstanding any installment schedule otherwise applicable to the Option, at any time within three (3) years from the date of such termination; provided, however, that, if the Optionee dies within such period, any unexercised Options shall thereafter be exercisable, to the extent to which it was exercisable at the time of death pursuant to clause (c) above.

(e)   Subject to the foregoing and unless otherwise stated herein, the Optionee may purchase the Underlying Shares at any time on or before the Expiration Date. The Option Price of the Underlying Shares as to which the Option shall be exercised shall be paid to the Company at the time of exercise in cash, by certified or cashier’s check or by delivery of Stock certificates endorsed in blank or accompanied by executed stock powers with signatures guaranteed by a national bank or trust company or a member of a national securities exchange. For these purposes, the Stock shall be valued at the Fair Market Value on the date of exercise.

5.            Expiration of Option. The Option shall terminate and be of no force or effect with respect to any Underlying Shares not previously purchased by the Optionee on or before the Expiration Date.

6.            Exercising Notice. Subject to the limitations set forth herein and in the Plan, the Option may be exercised by written notice mailed or delivered to Le@P Technology, Inc., 5601 N. Dixie Highway, Suite 411, Fort Lauderdale, FL 33334, Attention: Corporate Secretary, which notice shall (a) state the number of Underlying Shares with respect to which the Option is being exercised and (b) be accompanied by payment of the full amount of the Option Price for the Underlying Shares being purchased as set forth in Section 4(e) hereof. The Optionee shall not be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Underlying Shares unless and until certificates representing such Underlying Shares shall have been issued or transferred by the Company to the Optionee.

7.            Investment. The Optionee hereby represents and acknowledges that he is acquiring the Option and the Underlying Shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any interest therein or part thereof, provided that nothing shall prohibit or restrict the sale of such Underlying Shares by the Optionee in compliance with the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder. If any law or regulation requires the Company to take any action with respect to the Option or the Underlying Shares, the time for delivery thereof, which would otherwise be as promptly as possible, shall be postponed for the period of time necessary to take such action.

8.            Transferability. Except as provided herein or in the Plan, Stock Options shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee or by the Optionee’s guardian or legal representative.

9.	Corporate Actions.

(a)   Capital Structure. Neither the existence of the Plan nor the existence of the Option shall affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)   Dilution and Other Adjustments. In the event of any change in the Stock by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Stock at a price substantially below Fair Market Value, or of any similar change affecting the Stock, the number and kind of Stock subject to the Option and the Option Price per Share thereof shall be appropriately adjusted consistently with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionee hereunder. The Committee shall give notice to the Optionee of any adjustment made pursuant to this Section 9(b), and upon such notice, such adjustment shall be effective and binding for all purposes of the Option and the Plan.

(c)   Change in Control. Notwithstanding any other provision of the Option, in the event of a Change in Control (as defined in the Employment Agreement), the following rules shall apply:

(i)           The Option shall be accelerated immediately prior to or concurrently with the occurrence of the Change in Control and the Optionee shall have the right to exercise the Option notwithstanding any installment schedule otherwise applicable to the Option, at any time, or from time to time.

(ii)          The obligations of the Company under the Plan and this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company and upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provisions for the preservation of Optionee’s rights under the Plan and this Agreement in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

(iii)        Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class, rights or warrants to purchase shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Underlying Shares subject to the Option.

(iv)         Neither the Plan nor any action taken thereunder, including the grant of the Option, shall be construed as giving the Optionee the right to be retained as a Chief Executive Officer of the Company, nor shall they interfere in any way with the right of the Company to terminate the Optionee’s service as a Chief Executive Officer at any time.

10.          Committee Powers. The Committee has the sole power to interpret the Plan and this Agreement and, subject to the authority of the Board as provided under the Plan, to act upon all matters relating to the granting of Options under the Plan. Any determination, interpretation, construction or other action made or taken pursuant to the provisions of the Plan and this Agreement by or on behalf of the Committee or the Board shall be final, binding and conclusive.

11.          Legends; Undertaking. As a prerequisite to delivery of any stock certificates, the Optionee shall give such undertaking and agree to the placing of such legends on certificates issued to the Optionee as may be required by the Committee to assure compliance with any federal or state securities law.

12.          Tax Issues. In connection with the exercise of this Option, the Company shall have the right to withhold from amounts payable to the Optionee, or to require to make arrangement to pay in a manner satisfactory to the Company, the appropriate amount of applicable withholding taxes, if any. Without limiting the scope of the preceding sentence, the Optionee shall have the right to elect, in such form and manner as the Board shall prescribe, to have such number of Underlying Shares otherwise issuable with respect to such exercise reduced by the amount necessary to satisfy all or any part, as the Optionee may so elect, of his or withholding obligations, and to transfer to the Company unrestricted shares of Stock already held by the Optionee for at least six (6) months to satisfy all or any part, as the Optionee may so elect, of his withholding obligations.

13.          Notice. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Secretary of the Company, at the address listed in Paragraph 6 above or at such other address as the Company may hereafter designate to the Optionee by notice as provided herein. Any notice to be given hereunder shall be addressed to the Optionee at the address set forth below:

Dr. Donald J. Ciappenelli

53 Beaver Road

Weston, Massachusetts 02943

or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. Notices hereunder shall be deemed to have been duly given when mailed by registered or certified mail to the party entitled to receive the same.

14.          Acknowledgements. The parties hereto each represent to the other that in executing this Agreement each does not rely upon, and has not relied upon, any representation or statement not set forth herein or in the Plan with regard to the subject matter, basis or effect of the Option or otherwise. Further, the Optionee acknowledges that he has reviewed this agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this agreement and fully understands all of the provisions of this agreement.

15.          Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded at any time by the Committee, provided, however, no such modification, amendment or rescission of the Agreement that adversely affects the rights of the Optionee (or any successor) with respect to the Option shall be effective without the Optionee’s (or, as applicable, any successor’s) written consent.

16.          Governing Law. The terms and provisions of this agreement shall be governed by the laws of the State of Delaware without regard to the choice of law provisions thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LE@P TECHNOLOGY, INC.

By:   /s/ Mary Thomas

Name:  Mary Thomas

Title:    Acting Principal Financial Officer

The Option has been accepted by

the undersigned, subject to the

terms and provisions of the Plan

and of this Agreement.

          /s/ Donald J. Ciappenelli

Optionee